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                                                                       EXHIBIT C


                         REGISTRATION RIGHTS AGREEMENT


                 REGISTRATION RIGHTS AGREEMENT (the "Agreement"), dated as of January 30, 1998 by and among Sonat Inc., a Delaware corporation (the "Company"), and Selim K. Zilkha, Michael Zilkha, Selim K. Zilkha Trust and Selim K. Zilkha (1996) Annuity Trust (collectively, the "Zilkha Entities"). Capitalized terms not otherwise defined herein have the meaning ascribed to them in the Merger Agreement (as hereinafter defined).

                 WHEREAS, the Company and Zilkha Energy Company, a Delaware corporation ("Zilkha"), have entered into an Agreement and Plan of Merger, dated as of November 22, 1997, as supplemented by the Approval of Merger Agreement, dated as of January 22, 1998, among the Company, Sonat Acquisition Corporation, a wholly owned subsidiary of the Company, and Zilkha (collectively, the "Merger Agreement"), that provides, subject to the terms and conditions thereof, for the merger (the "Merger") of Zilkha with a wholly owned subsidiary of the Company.

                 NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                 Section 1. Definitions. As used in this Agreement, the following capitalized terms shall have the following meanings:

                 "Affiliate" of any Person means any Person that controls, is controlled by, or is under common control with such Person.

                 "Common Stock" means the common stock, $1.00 par value per share, of the Company.

                 "Effective Time" shall have the meaning specified in the Merger Agreement.

                 "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

                 "NASD" means The National Association of Securities Dealers, Inc. or any successor entity.

                 "Participating Purchasers" means with respect to any Registration Statement, any Purchasers holding any Registrable Securities covered by such Registration Statement.
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                 "Person" means an individual, partnership, corporation,
limited liability company, trust, unincorporated organization or other entity, or a government or agency or political subdivision thereto.

                 "Prospectus" means the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering or any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus.

                 "Purchaser(s)" shall mean, collectively, as the context may require the Zilkha Entities, and shall also include any Affiliate of any Zilkha Entities.

                 "Registrable Securities" means (a)  any of the Securities, and
(b) any securities (of the Company or any other Person) issued or issuable with respect to any of the Securities by way of stock dividend or stock split, a dividend or other distribution, in connection with a combination of shares, recapitalization, reclassification, merger, consolidation or other reorganization or otherwise. Any Registrable Security will cease to be a Registrable Security when (i) a registration statement covering such Registrable Security has been declared effective by the SEC and the Registrable Security has been disposed of pursuant to such effective registration statement, or (ii) the Registrable Security is sold under circumstances in which all of the applicable conditions of Rule 144 (or any similar provision then in force) under the Securities Act are met.

                 "Registration Statement" means the Registration Statement of the Company that covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included therein, all amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.

                 "Requesting Purchaser(s)" means any one or more Purchasers holding Registrable Securities representing in the aggregate not less than 50% of the aggregate Registrable Securities then outstanding.

                 "SEC" means the Securities and Exchange Commission or any successor entity.

                 "Securities Act" means the Securities Act of 1933, as amended from time to time.

                 "Securities" means any of the Common Stock held by Zilkha Entities as of the Effective Time.

                 "Underwritten Registration" or "Underwritten Offering" means a registration in which securities of the Company are sold to an underwriter for re-offering to the public.



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                 Section 2.       Registration Rights.

                 (a)      Demand Registration.

                          (i) At any time during the five-year period following the Effective Time, one or more Requesting Purchasers may make a written request (the "Demand Notice") for registration under the Securities Act (a "Demand Registration") of any Registrable Securities (such securities are herein referred to as "Demand Securities") held by such Requesting Purchasers. The Demand Notice will specify the number of Demand Securities proposed to be sold and will also specify the intended method of disposition thereof. Once given, a Demand Notice will be irrevocable. Following receipt of a Demand Notice from such Requesting Purchasers, the Company promptly will give written notice of the requested registration to all other Purchasers, and will thereafter file a registration statement on any appropriate form which will cover (1) the Demand Securities that the Company has been so requested to register by such Requesting Purchasers, (2) all other Demand Securities that the Company has been requested to registered by any other Purchasers by written request given to the Company within 15 days after the Company's giving of written notice of the Requesting Purchasers' requested registration and (3) any other securities the Company determines to register for its own account.

                          (ii) Unless the Requesting Purchasers shall consent in writing, no party (other than the Company or any other Purchaser) shall be permitted to offer securities under any such Demand Registration. The Company shall not be required to effect more than three Demand Registrations under this Section 2(a). A registration requested pursuant to this
                 Section 2(a) will not be deemed to have been effected (and it shall not count as one of the three Demand Registrations) unless the Registration Statement relating thereto has become effective under the Securities Act; provided, however, that if, after such Registration Statement has become effective, the offering of the Demand Securities pursuant to such registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court, such registration will be deemed not to have been effected (and it shall not count as one of the three Demand Registrations).

                          (iii) If the Requesting Purchasers so elect, the offering of Demand Securities pursuant to such registration shall be in the form of an Underwritten Offering. If the managing underwriter or underwriters of such offering advise the Company and the Participating Purchasers that in their view the number of Demand Securities requested to be included in such offering is sufficiently large so as to materially and adversely affect the success of such offering, the Company will include in such registration the aggregate number of Demand Securities which in the view of such managing underwriter or underwriters can be sold without any such material adverse effect; provided, however, that no Demand Securities may be excluded before all securities proposed to be sold by the Company and any other Person have been excluded. If any Demand Securities are excluded, such registration





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                 shall not count as one of the three Demand Registrations.  If any Demand Securities are required to be excluded pursuant to this Section 2(a), the number of Demand Securities of each Participating Purchaser to be included in such registration shall be reduced pro rate (according to the total number of Demand Securities beneficially owned by each such holder), to the extent necessary to reduce the total number of Demand Securities to be included in the offering to the number recommended by such managing underwriter or underwriters.

                          (iv) Notwithstanding anything in this Agreement to the contrary, the Company may postpone the filing, effectiveness, supplementing or amending of a Registration Statement (a "Demand Suspension Notice") for up to 90 days if, in the good faith judgment of the Company's Board of Directors, the registration or sale of the Demand Securities would adversely affect a material financing, acquisition, disposition of assets or stock, merger or other comparable transaction or would require the Company to make public disclosure of information the public disclosure of which would have a material adverse effect upon the Company; provided further, however that the Company may not give more than one Demand Suspension Notice in any 12 month period. If the Company shall deliver any Demand Suspension Notice with respect to any Demand Registration, such Demand Registration shall not be counted in determining whether the Company is required to file more than three Demand Registrations pursuant to this Agreement.

                 (b) Incidental Registration. If at any time during the five year period following the Effective Time, the Company proposes to file a registration statement under the Securities Act (other than in connection with a Demand Registration or a Registration Statement on Form S-4 or S-8, or any form that is substituting therefor or is a successor thereto) with respect to an offering of any Common Stock for its own account, then the Company shall give written notice of such proposed filing to all Purchasers as soon as practicable (but in no event less than three business days before the anticipated filing date), and such notice shall (i) offer each Purchaser the opportunity to register such number of Registrable Securities as it may request and (ii) describe such securities and specifying the form and manner and other relevant facts involved in such proposed registration (including, without limitation, whether or not such registration will be in connection with an Underwritten Offering and, if so, the identity of the managing underwriter and whether such Underwritten Offering will be pursuant to a "best efforts" or "firm commitment" underwriting). Each Purchaser shall advise the Company in writing within two business days after the date of receipt of such notice from the Company of the number of Registrable Securities for which registration is requested. The Company shall include in such Registration Statement all such Registrable Securities so requested to be included therein, and, if such registration is an Underwritten Registration, the Company shall use its best efforts to cause the managing underwriter or underwriters to permit the Registrable Securities requested to be included in the registration statement for such offering to be included (on the same terms and conditions as similar securities of the Company included therein to the extent appropriate); provided, however, that if in the view of the managing underwriter or underwriters of such offering the success of the offering would be materially and adversely affected by inclusion of the Registrable Securities requested to be included, then (I) the amount of securities to be offered for the account of each Participating Purchaser and





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other holders registering securities of the Company pursuant to similar incidental registration rights shall be reduced pro rata (according to the Registrable Securities beneficially owned by each such holder) to the extent necessary to reduce the total amount of securities to be included in such offering to the amount recommended by such managing underwriter or underwriters; and (II) if the actions described in clause (I) would, in the reasonable good faith judgment of the managing underwriter, be insufficient to substantially eliminate the adverse effect that inclusion of the Registrable Securities requested to be included would have on such offering, such Registration Securities will be excluded from such offering. Nothing in this Agreement shall prevent the Company from granting any other Person or Persons any incidental registration rights on offerings by or on behalf of the Company from time to time.

                 Section 3. Hold-Back Agreements. Each Purchaser agrees, if reasonably requested by the managing underwriters in an Underwritten Offering to which the provisions of Section 2(b) apply, not to effect any public sale or public distribution of securities of the Company of the same class as the securities included in the Registration Statement relating to such Underwritten Offering, including a sale pursuant to Rule 144 under the Securities Act (except as part of such Underwritten Offering), during the 10-day period prior to the filing of such Registration Statement, and during the 90-day period beginning on the closing date of each Underwritten Offering made pursuant to such Registration Statement, to the extent timely notified in writing by the Company or the managing underwriters.

                 Section 4.       Registration Procedures.

                 (a) In connection with the Company's registration obligations pursuant to Section 2 hereof, the Company will use its best efforts to effect such registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of distribution thereof, and pursuant thereto, the Company will use its best efforts to as expeditiously as possible:

                          (i) prepare and file with the SEC, as soon as practicable, and in any event within 60 days from the date of request (unless a shorter period is expressly set forth herein), a Registration Statement relating to the applicable registration on any appropriate form under the Securities Act, which forms shall be available for the sale of the Registrable Securities in accordance with the intended method or methods of distribution thereof and shall include all financial statements of the Company, and use its best efforts to cause such Registration Statement to become effective; provided that before filing a Registration Statement or Prospectus or any amendments or supplements thereto, including documents incorporated by reference after the initial filing of the Registration Statement, the Company will furnish each Participating Purchaser and the underwriters, if any, copies of all such documents proposed to be filed, which documents will be subject to the review of the Participating Purchasers and the underwriters, if any, and the Company will not file any Registration Statement or amendment thereto or any Prospectus or any supplement thereto (including such documents incorporated by reference) to which





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                 Participating Purchasers holding in the aggregate in excess of
                 50% of the Registrable Securities covered by such Registration Statement or the underwriters, if any, shall reasonably object;

                          (ii) prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement as may be necessary to keep the Registration Statement effective for the applicable period, or such shorter period which will terminate when all Registrable Securities included in such Registration Statement have been sold; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act; and comply with the provisions of all securities included in such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus; the Company shall not be deemed to have used best efforts to keep a Registration Statement effective during the applicable period if it voluntarily takes any action that would result in any Participating Purchaser not being able to sell its Registrable Securities during that period unless such action is required under applicable law;

                          (iii) notify each Participating Purchase and the managing underwriters, if any, promptly, and (if requested by any such Person) confirm such advice in writing, (1) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective, (2) of any request by the SEC for amendments or supplements to the Registration Statement or the Prospectus or for additional information, (3) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, (4) if at any time the representations and warranties of the Company contemplated by
                 Section 4(a)(xiv) cease to be true and correct, (5) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (6) of the happening of any event which makes any statement made in the Registration Statement, the Prospectus or any document incorporated therein by reference untrue or which requires the making of any changes in the Registration Statement, the Prospectus or any document incorporated therein by reference in order to make the statements therein not misleading;

                          (iv) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement at the earliest possible moment;

                          (v) if reasonably requested by the managing underwriter or underwriters or by Participating Purchasers holding in the aggregate in excess of 50% of the Registrable Securities covered by the Registration Statement, promptly incorporate in a Prospectus supplement or post-effective amendment such information as the managing underwriters and such Participating Purchasers agree should be included





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                 therein relating to the sale of the Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being sold to such underwriters, the purchase price being paid therefor by such underwriters and with respect to any other terms of the Underwritten Offering of the Registrable Securities to be sold in such offering; and make all required filing of such Prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

                          (vi) prior to the filing of any document which is to be incorporated by reference into the Registration Statement or the Prospectus (after initial filing of the Registration Statement), make available representatives of the Company for discussion of such document and make such changes in such document prior to the filing thereof as any Participating Purchaser or the underwriters, if any, may reasonable request;

                          (vii) furnish to each Participating Purchaser and each managing underwriter, if any, without charge, at least one signed copy of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

                          (viii) deliver to each Participating Purchaser and the underwriters, if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons may reasonable request; the Company consents to the use of the Prospectus or any amendment or supplement thereto by any such Purchasers and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto;

                          (ix) prior to any public offering of Registrable Securities, register or qualify or cooperate with each Participating Purchaser, the underwriters, if any, and their respective counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions as any Participating Purchaser or any underwriter reasonably requests in writing and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the Registration Statement;

                          (x) cooperate with the Participating Purchasers and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters may request at least two (2) business days prior to any sale of Registrable Securities to the underwriters;

                          (xi) cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable each Participating Purchaser or the underwriters, if any, to consummate the disposition of such Registrable Securities;





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                          (xii)   upon the occurrence of any event contemplated
                 by Section 4(a)(iii)(6) hereof, prepare a supplement or post-effective amendment to the Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to Purchasers of the Registrable Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

                          (xiii) cause all Registrable Securities covered by the Registration Statement to be listed on each securities exchange on which similar securities issued by the Company are then listed;

                          (xiv) enter into such agreements (including an underwriting agreement) and take all such other actions in connection therewith in order to expedite or facilitate the disposition of such Registrable Securities and in connection therewith, whether or not an underwriting agreement is entered into and whether or not the registration is an Underwritten Registration, (1) make such representations and warranties to each Participating Purchaser and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in primary underwritten offerings; (2) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions, in form, scope and substance) shall be reasonably satisfactory to each Participating Purchaser and the managing underwriters, if any, covering the matters customarily covered in opinions requested in Underwritten Offerings and such other matters as may be reasonably requested by any Participating Purchaser and the underwriters, if any; (3) obtain "cold comfort" letters and updates thereof from the Company's independent certified public accountants addressed to each Participating Purchaser and the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters by underwriters in connection with primary underwritten offerings; (4) if an underwriting agreement is entered into, the same shall set forth in full the indemnification provisions and procedures of Section 6 hereof with respect to all parties to be indemnified pursuant to said underwriting agreement; and (5) deliver such documents and certificates as may be requested by any Participating Purchaser and the managing underwriters, if any, to evidence compliance with clause (1) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company. The above shall be done at each closing under such underwriting or similar agreement or as and to the extent required thereunder;

                          (xv)    make available for inspection by a
                 representative of any Participating Purchaser, any underwriter participating in any disposition pursuant to such registration, and any attorney or accountant retained by any Participating Purchaser or any underwriter, all financial and other records, pertinent corporate documents and properties of the Company and cause the Company's officers, directors and employees to supply all information reasonably requested by any such representative, underwriter, attorney or accountant in connection with such registration; provided





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                 that any records, information or documents that are designated by the Company in writing as confidential shall be kept confidential by such Persons unless disclosure of such records, information or documents is required by court or administrative order;

                          (xvi) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering a period of twelve
                 (12) months, beginning within three months after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act;

                          (xvii) cooperate with the Participating Purchasers and each underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the NASD;

                          (xviii) in the case of any Demand Registration which
                 is an Underwritten Offering, participate in customary "roadshow" and similar marketing presentations as reasonably requested by the underwriters (it being agreed that representatives of the Zilkha Entities may participate in such roadshows to the extent the underwriters determine it is advisable for them to do so); and

                          (xix) take such other actions as reasonably may be requested by the Participating Purchasers in order to effect the applicable registration.

                 (b) The Company may require each Purchaser to furnish to the Company such information regarding the distribution of Registrable Securities as the Company may from time to time reasonably request in writing.

                 (c) Each Purchaser agrees by acquisition of the Registrable Securities that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4(a)(iii)(6) hereof, such Purchaser will forthwith discontinue disposition of Registrable Securities until such Purchaser's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 4(a)(xii) hereof, or until it is advised in writing (the "Advice") by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the Prospectus, and, if so directed by the Company, such Purchaser will deliver to the Company (at Company's expense), all copies, other than permanent file copies then in such Purchaser's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the time periods regarding the effectiveness of Registration Statements set forth in Section 2 hereof and Section 4(b) hereof shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 4(a)(iii)(6) hereof to the date when such Purchaser shall receive copies of the supplemented or amended Prospectus contemplated by Section 4(a)(xii) hereof or the Advice, as applicable.

                 Section 5. Registration Expenses. All expenses incident to the Company's performance of or compliance with this Agreement, including without limitation: all registration and filing fees; fees with respect to filings required to be made with the NASD; fees and expenses





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of compliance with securities or blue sky laws (including fees and disbursements of counsel for the underwriters or the Purchasers in connection with blue sky qualifications of the Registrable Securities and determination of their eligibility for investment under the laws of such jurisdictions as the managing underwriters and Purchasers may designate); printing expenses, messenger, telephone and delivery expenses; fees and disbursements of counsel for the Company, for the underwriters and for one counsel for the Participating Purchasers and fees and expenses for independent certified public accountants retained by the Company (including the expenses of any comfort letters or costs associated with the delivery by independent certified public accountants of a comfort letter or comfort letters requested pursuant to Section 4(a)(xiv) hereof); securities acts liability insurance, if the Company so desires; all internal expenses of the Company (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties); the expense of any annual audit; the fees and expenses incurred in connection with the listing of the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed; and the fees and expenses of any Person, including special experts, retained by the Company (all such expenses being herein called "Registration Expenses") will be borne by the Company regardless of whether the Registration Statement becomes effective. The Company shall not have any obligation to pay any underwriting fees, discounts or commissions attributable to the sale of Registrable Securities.





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                 Section 6.       Indemnification; Contribution.

                 (a) Indemnification by the Company. The Company agrees to indemnify and hold harmless the Zilkha Entities and each Purchaser and their respective partners, officers, directors, employees and agents, and each Person who controls any such Persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) against all losses, claims, damages, liabilities and expenses arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or preliminary prospectus or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by the Zilkha Entities or such Purchaser, as the case may be, expressly for use therein. The Company will also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers and directors and each Person who controls such Persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) to the same extent as provided above with respect to the indemnification of the Zilkha Entities and each Purchaser, if requested, and shall otherwise entered in such indemnification and contribution agreements with such underwriters, selling brokers, dealer managers and similar securities industry professionals as are then customary.

                 (b) Indemnification By Holder of Registrable Securities. Each Purchaser, severally and not jointly, agrees to indemnify and hold harmless the Company and its directors, officers, employees and agents, and each Person who controls the Company (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue statement of a material fact or any omission of a material fact required to be stated in the Registration Statement or Prospectus or preliminary prospectus or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any information furnished by such Purchaser to the Company specifically for inclusion in such Registration Statement or Prospectus. The Company shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above with respect to information so furnished in writing by such Persons specifically for inclusion in any Prospectus or Registration Statement.

                 (c) Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder will (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification (although the failure to give prompt notice shall not relieve any indemnifying party of any obligation hereunder except to the extent such indemnifying party is actually prejudiced by such failure) and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any Person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (1) the indemnifying party has agreed to pay each fees or expenses,





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
(2) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such Person or (3) based upon written advice of counsel to such Person, there shall exist conflicts of interest pursuant to applicable rules of professional conduct between such Person and the indemnifying party, in which case the fees and expenses of one counsel to the indemnified parties shall be at the expense of the indemnifying party. The indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld), but if settled with its written consent, or if there be a final judgment for the plaintiff in any such action or proceeding, the indemnifying party shall indemnify and hold harmless the indemnified parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment.

                 (d) Contribution. If for any reason the indemnification provided for in the preceding clauses (a) and (b) is unavailable to an indemnified party or insufficient to hold it harmless in respect of any loss, claim, damage, liability or expense as contemplated by the preceding clauses
(a) and (b), then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the indemnified party and the indemnifying party, but also the relative benefits received by the indemnified party and the indemnifying party, but also the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of Purchasers on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 10(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentations.

                 Section 7. Rule 144. The Company hereby agrees that, for a period of five years from the Effective Time, it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if Company is not required to file such reports, it will, upon the request of any Purchaser, make publicly available other information so long as necessary to permit sales pursuant to Rule 144 under the Securities Act), and it will take such further action as any Purchaser may reasonably request, all to the extent required from time to time to enable each Purchaser to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC.

                 Section 8.       Participation in Underwritten Registrations.

                 (a) If any of the Registrable Securities are to be sold in an Underwritten Offering, whether pursuant to a Demand Registration or otherwise, the investment banker or investment bankers and manager or managers that will administer the offering will be selected by the Company. In the case of any Underwritten Offering or Underwritten Registration, the underwriting agreement will provide that the underwriters will use their best efforts to cause such Underwritten Offering to be widely distributed.

                 (b) No Person may participate in any Underwritten Registration hereunder unless such Person completes and executes all customary and reasonably requested questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements. Nothing in this Section 8 shall be construed to create any additional rights regarding the registration of Registrable Securities in any Person otherwise than as set fourth herein.

                 Section 9.       Miscellaneous.

                 (a) Remedies. Each party hereto, in addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement to the extent available under applicable law. Each party hereto agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

                 (b) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may only be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may only be given, with the written consent of the Company and the holders of a majority of the Registrable Securities.

                 (c) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telecopier, or air courier guaranteeing overnight delivery:

                          (i)     if to any of Purchasers:
                                  Two Houston Center
                                  909 Fannin, Suite 2910
                                  Houston, Texas 77010
                                  Attention: [Insert Name of Purchaser]

                          (ii)    if to the Company:
                                  Sonat Inc.
                                  1900 5th Avenue N.
                                  Birmingham, Alabama 35203
                                  Attention:  William A. Smith

                                  Telephone: (205) 325-7410
                                  Facsimile: (205) 325-7444

and thereafter at such other address as may be designated from time to time by notice given in accordance with the provisions of this Section 9(c).

                 (d) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties. Except for the indemnification and contribution rights under this Agreement (which are intended to and shall create third party beneficiary rights), the provisions of this Agreement are solely for the benefit of the parties and are not intended to confer upon any Person except the parties any rights or remedies hereunder, and there are no third party beneficiaries of this Agreement.

                 (e) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                 (f) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                 (g) Governing Law. THIS AGREEMENT, AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO, SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL SUBSTANTIVE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO ITS PRINCIPLES OF CONFLICTS OF LAWS.

                 (h) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

                 (i) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

                 IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                       SONAT INC.



                                       By:/s/ WILLIAM A. SMITH
                                          ------------------------------------
                                       Name: William A. Smith
                                       Title:   Executive Vice President



                                       /s/ SELIM K. ZILKHA
                                       ---------------------------------------
                                       Selim K. Zilkha



                                       /s/ MICHAEL ZILKHA
                                       ---------------------------------------
                                       Michael Zilkha


                                       SELIM K. ZILKHA TRUST



                                       By:/s/ SELIM K. ZILKHA
                                          ------------------------------------
                                       Name: Selim K. Zilkha
                                       Title:   Trustee


                                       SELIM ZILKHA (1996) ANNUITY TRUST



                                       By:/s/ EZRA ZILKHA
                                          ------------------------------------
                                       Name: Ezra Zilkha
                                       Title:   Trustee